Exhibit 99.1
Extraction Oil & Gas Announces Fourth-Quarter and Full-Year 2020 Results
Provides Updated Guidance for Full-Year 2021

DENVER – March 18, 2021 – Extraction Oil & Gas (NASDAQ: XOG) (“Extraction” or the “Company”) today reported financial and operating results for the fourth-quarter and full-year 2020 and provided updated guidance for the full-year 2021.

Fourth-Quarter and Full-Year 2020 Highlights
•Achieved average net sales volumes of 82,944 barrels of oil equivalent per day (Boe/d), of which 37% was crude oil and 62% total liquids, for the three months ended December 31, 2020. Average net sales volumes for the year ended December 31, 2020, were 88,907 Boe/d, of which 39% was crude oil and 63% total liquids.

•Emerged from financial restructuring with total debt of $265 million drawn on its $500 million credit facility

•Eliminated major midstream minimum volume commitments and negotiated new, cost-competitive midstream agreements

•Appointed a new, highly engaged Board of Directors focused on shareholder alignment

•Expecting to exit 2021 with no debt outstanding

“Extraction now has a strong balance sheet, low cost structure and shareholder-aligned governance structures complementing the high-quality asset base and safe operations for which we have been well-known,” said Tom Tyree, Chief Executive Officer of Extraction. “We are well-positioned to operate at the front of the industry cost curve, generate significant cash flow, repay our outstanding debt and establish a dividend policy by year-end,” he said. “We plan to accomplish this while continuing to reduce our environmental impact and focus on returning real value to our communities.”

Financial Results
For the fourth quarter, Extraction reported crude oil, natural gas and NGL sales revenue of $171 million, as compared to $286 million during the same period in 2019, representing a decrease of $114 million, driven primarily by lower production and lower commodity prices.

Extraction reported net loss of $444 million, or $3.22 per basic and diluted share1 for the fourth quarter, driven by lower realized sales prices and impairment expenses of $207 million. This compared to a net loss of $1.4 billion for the same period in 2019. Adjusted EBITDAX2 was $113 million for the fourth quarter, down 45% quarter-over-quarter. Adjusted EBITDAX, Unhedged was $105 million for the fourth quarter, down 48% quarter-over-quarter. Please read “Non-GAAP Financial Measures,” included herein.

Debt and Liquidity
As of March 15, 2021, Extraction had $26 million in cash and $254 million drawn on its revolving credit facility, which has elected commitments of $500 million.

1 For further information on the earnings per share, refer to the Consolidated Statement of Operations, included herein.
2 Adjusted EBITDAX and Adjusted EBITDAX, Unhedged, are Non-GAAP financial measures. For a definition of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged, and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, read “Non-GAAP Financial Measures,” included herein.

Production, Pricing and Expenses
The following table provides a summary of our sales volumes, average sales prices and certain operating expenses on a per Boe basis for the three months and year ended December 31, 2020 and 2019, respectively:

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Sales (MBoe): (1)	7,631	10,219	32,540	32,385
Oil sales (MBbl)	2,802	4,606	12,543	15,436
Natural gas sales (MMcf)	17,488	21,277	72,311	64,710
NGL sales (MBbl)	1,914	2,067	7,945	6,164
Sales (Boe/d): (1)	82,944	111,077	88,907	88,728
Oil sales (Bbl/d)	30,455	50,065	34,270	42,291
Natural gas sales (Mcf/d)	190,092	231,272	197,571	177,288
NGL sales (Bbl/d)	20,807	22,467	21,708	16,889
Average sales prices: (2)
Oil sales (per Bbl) (3)	$39.60	$47.73	$30.50	$46.74
Oil sales with derivative settlements (per Bbl) (3)	43.03	48.43	37.15	45.16
Differential ($/Bbl) to average NYMEX WTI (4)	(3.06)	(8.68)	(7.92)	(8.71)
Natural gas sales (per Mcf)	1.94	1.62	1.34	1.68
Natural gas sales with derivative settlements (per Mcf)	1.85	1.64	1.47	1.68
Differential ($/Mcf) to average NYMEX Henry Hub (5)	(1.09)	(0.79)	(1.00)	(1.10)
NGL sales (per Bbl)	13.82	14.58	9.72	12.18
Average price per Boe (3)	22.46	27.84	17.10	27.96
Average price per Boe with derivative settlements (3)	23.51	28.31	19.95	27.19
Expense per Boe:
Lease operating expenses	$1.58	$2.82	$2.39	$3.00
Transportation and gathering	5.15	2.35	4.26	1.64
Production taxes	1.21	2.13	0.89	2.11
Exploration and abandonment expenses	9.70	5.49	7.96	2.74
Depletion, depreciation, amortization and accretion	11.58	16.87	10.21	16.20
General and administrative expenses	1.03	1.27	1.70	3.05
Cash general and administrative expenses (6)	0.78	0.81	1.50	1.69
Stock-based compensation	0.25	0.46	0.20	1.36
Total operating expenses per Boe (7)	30.25	30.93	27.41	28.74
Production taxes as a percent of revenue	5.4%	7.6%	5.2%	7.5%

(1)	One Boe is equal to six thousand cubic feet (“Mcf”) of natural gas or one barrel (“Bbl”) of oil or NGL based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.
(2)	Average prices shown in the table reflect prices both before and after the effects of our settlements of our commodity derivative contracts. Our calculation of such effects includes both gains and losses on settlements for commodity derivatives and amortization of premiums paid or received on options that settled during the period.
(3)	Includes non-cash amounts allocated to a satisfied performance obligation, recognized within oil sales for the years ended December 31, 2020 and 2019, and for the three months ended December 31, 2019, pursuant to ASC 606, Revenue Recognition.
(4)	Excludes non-cash amounts allocated to a satisfied performance obligation, recognized within oil sales for the years ended December 31, 2020 and 2019, and for the three months ended December 31, 2019, pursuant to ASC 606, Revenue Recognition.
(5)	Based on the difference between our average realized price and the NYMEX Henry Hub Average as converted into Mcf using a conversions factor of 1.1 to 1.
(6)	Cash general and administrative expenses for the years ended December 31, 2020 and 2019 include expense of $2.2 million and $2.3 million, respectively, related to the terms of separation agreements with former executive officers. Excluding these one-time expenses results in cash general and administrative expense per Boe of $1.43 and $1.62 for the years ended December 31, 2020 and 2019, respectively.
(7)	Excludes midstream operating expenses, impairment of long lived assets, (gain) loss on sale of property and equipment, and other operating expenses.

Operating Results
Fourth quarter average net sales volumes were 82,944 Boe/d, a decrease of 25% from the fourth quarter in 2019. Fourth quarter crude oil volumes of 30,455 Bbl/d decreased 39% from the fourth quarter in 2019. Fourth quarter NGL volumes of 20,807 Bbl/d decreased 7% from the fourth quarter in 2019. During the fourth quarter of 2020, crude oil and NGLs accounted for approximately 65% and 15% of the Company’s total revenues recorded, respectively.

Extraction incurred approximately $160 million in capital expenditures during 2020, drilling 37 gross (25.7 net) wells with an average lateral length of 2.3 miles and completing 45 gross (34.1 net) wells with an average lateral length of 2.4 miles. The Company also acquired approximately $17 million of leasehold and surface acreage during the year.

“Over the past year, our team put tremendous effort into finding ways to lower our cost structure,” said Matt Owens, President and Chief Operating Officer of Extraction. “I am proud to say this effort was successful, as we anticipate drilling the lowest-cost wells in company history – and we achieved savings in excess of 20% on the operating expense side.”

2021 Guidance
The Company is revising its previously issued guidance to reflect various operating updates as well as pricing assumptions of $60/Bbl WTI oil price, $2.80/MMbtu gas and NGL realizations of 30% of WTI for the remainder of the year:

Production	66-74 MBoe/d (36-38% oil; 59-63% liquids)
D&C capex	$140-180 MM
Land net capex	$10-20 MM
Lease operating expense	$2.25-2.75/Boe
Recurring cash G&A expense	$29-31 MM
Production tax expense	8-9% of Revenue less T&M expense
T&M expense (beginning 2Q21)	$2.75-3.25/Boe
WTI differential (beginning 2Q21)	$6.00-7.00/Bbl

The Company expects to exit 2021 with no debt outstanding and, subject to market conditions, the Company expects to establish a dividend policy by year-end 2021.

Proved Reserves at December 31, 2020
Extraction’s estimated 2020 year-end proved reserves are 146 MMBoe, a 43% decrease when compared to year-end 2019 proved reserves of 254 MMBoe. This decrease was driven primarily by PUD expirations in accordance with the SEC five-year drilling rule caused by the change in business strategy to focus on Free Cash Flow generation rather than production growth. The Company’s estimated proved developed reserves at year-end 2020 were 112 MMBoe, a decrease of 22% year-over-year. Year-end 2020 proved reserves are comprised of approximately 45 MMBbl of oil and 39 MMBbl of NGLs.

During the year ended December 31, 2020, Extraction recognized $198 million in impairment expense on its oil and gas properties as a result of lower forecasted commodity prices and a more measured pace of development to focus on Free Cash Flow generation. In accordance with Securities and Exchange Commission (“SEC”) guidelines, Extraction’s proved reserves at December 31, 2020 were computed using SEC pricing of $39.57 per barrel of crude oil and $1.99 per million British Thermal Units for natural gas, before adjustments for energy content, quality, midstream fees, and basis differentials. Prices adhere to the SEC requirement to use the unweighted arithmetic average of the first-day-of-the-month price for the preceding twelve months without giving effect to derivative transactions. Reserve estimates for 2020 were prepared by Extraction’s independent reservoir engineering firm, Ryder Scott Company, L.P.

The table below reconciles the components driving the 2020 proved reserves decrease:

MMBoe
Balance, December 31, 2019	254
Revisions of previous estimates (1)	(87)
Purchase of reserves	—
Extensions, discoveries, and other additions	14
Sale of reserves	(2)
Production	(33)
Balance, December 31, 2020	146
(1) Change primarily due to revisions of PUD expirations due to the SEC five-year drilling rule caused by the change in business strategy to focus on cash flow rather than maximizing production and reserves growth.

Fourth-Quarter and Full-Year 2020 Earnings Conference Call Information

Date:	Friday, March 19, 2021
Time:	10:00 AM EDT / 8:00 AM MDT
Dial - In Numbers:	1-844-229-9561 (Domestic toll-free)
Conference ID:	9956953

To access the audio webcast, please visit the Investor Relations section of the Company’s website at www.extractionog.com. A replay of the conference call will be available on the website for approximately 30 days following the call.

About Extraction Oil & Gas
Extraction Oil & Gas is a Denver-based independent energy company differentiated by its financial, operational and governance model. The Company is focused on developing and producing crude oil, natural gas and NGLs in the Denver-Julesburg Basin of Colorado. Extraction’s common shares are listed for trading on NASDAQ under the symbol XOG. For more information, please visit www.extractionog.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, anticipated levels of free cash flow and debt, shareholder returns, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

Investor Contact: John Wren, ir@extractionog.com
Media Contact: Brian Cain, info@extractionog.com

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Debtor-In-Possession)

	December 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$205,890	$32,382
Accounts receivable	76,695	137,112
Inventory, prepaid expenses and other	36,382	36,702
Commodity derivative asset	6,971	17,554
Total Current Assets	325,938	223,750
Property and Equipment (successful efforts method), at cost:
Oil and gas properties	5,092,901	5,204,881
Less: accumulated depletion, depreciation, amortization and impairment charges	(3,459,689)	(2,985,983)
Net oil and gas properties	1,633,212	2,218,898
Gathering systems and facilities, net of accumulated depreciation	—	315,777
Other property and equipment, net of accumulated depreciation and impairment charges	56,701	72,542
Net Property and Equipment	1,689,913	2,607,217
Non-Current Assets:
Commodity derivative asset	—	13,229
Other non-current assets	9,348	82,761
Total Non-Current Assets	9,348	95,990
Total Assets	$2,025,199	$2,926,957
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$80,082	$190,864
Revenue payable	49,376	108,493
Production taxes payable	2,595	115,489
Commodity derivative liability	2,147	1,998
Accrued interest payable	692	20,625
Asset retirement obligations	—	27,058
DIP Credit Facility	106,727	—
Prior Credit Facility	453,747	—
Total Current Liabilities	695,366	464,527
Non-Current Liabilities:
Prior Credit Facility	—	470,000
Senior Notes, net of unamortized debt issuance costs	—	1,085,777
Production tax payable	33,627	98,740
Commodity derivative liability	—	108
Other non-current liabilities	—	54,579
Asset retirement obligations	—	68,850
Total Non-Current Liabilities	33,627	1,778,054
Liabilities Subject to Compromise	2,143,497	—
Total Liabilities	2,872,490	2,242,581
Commitments and Contingencies
Series A Convertible Preferred Stock, $0.01 par value; 50,000,000 shares authorized; 185,280 issued and outstanding	191,754	175,639
Stockholders' Equity (Deficit):
Extraction Oil & Gas, Inc.	(1,039,045)	244,373
Noncontrolling interest	—	264,364
Total Stockholders' Equity (Deficit)	(1,039,045)	508,737
Total Liabilities and Stockholders' Equity	$2,025,199	$2,926,957

EXTRACTION OIL & GAS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Debtor-In-Possession)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
	(Unaudited)
Revenues:
Oil sales	$110,945	$219,838	$382,526	$721,429
Natural gas sales	33,967	34,488	96,701	108,873
NGL sales	26,450	30,133	77,204	75,072
Gathering and compression	—	1,261	1,473	1,261
Total Revenues	171,362	285,720	557,904	906,635
Operating Expenses:
Lease operating expenses	12,060	28,810	77,836	97,254
Midstream operating expenses	—	2,258	3,935	2,258
Transportation and gathering	39,295	23,999	138,552	53,140
Production taxes	9,210	21,762	29,038	68,182
Exploration and abandonment expenses	74,030	56,069	258,932	88,794
Depletion, depreciation, amortization and accretion	88,343	172,403	332,319	524,537
Impairment of long lived assets	206,728	1,326,762	208,463	1,337,996
(Gain) loss on sale of property and equipment	(122)	1,750	(122)	421
General and administrative expense	7,832	13,008	55,182	98,845
Other operating expenses	4,065	—	79,615	—
Total Operating Expenses	441,441	1,646,821	1,183,750	2,271,427
Operating Loss	(270,079)	(1,361,101)	(625,846)	(1,364,792)
Other Income (Expense):
Commodity derivatives gain (loss)	(19,073)	(76,490)	164,968	(37,107)
Loss on deconsolidation of Elevation Midstream, LLC	—	—	(73,139)	—
Reorganization items, net	(148,863)	—	(676,855)	—
Interest expense (1)	(8,084)	(24,442)	(57,143)	(79,232)
Other income (loss)	(131)	1,199	481	4,535
Total Other Expense	(176,151)	(99,733)	(641,688)	(111,804)
Loss Before Income Taxes	(446,230)	(1,460,834)	(1,267,534)	(1,476,596)
Income tax benefit	2,200	110,076	—	109,176
Net Loss	$(444,030)	$(1,350,758)	$(1,267,534)	$(1,367,420)
Loss Per Common Share
Basic and diluted	$(3.22)	$(9.84)	$(9.34)	$(9.29)
Weighted Average Common Shares Outstanding
Basic and diluted	138,353	138,525	138,149	151,481
(1)Absent the automatic stay described in Note 8—Long-Term Debt in our Annual Report on Form 10-K, interest expense for the year ended December 31, 2020 would have been $94.5 million.

EXTRACTION OIL & GAS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Debtor-In-Possession)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
	(Unaudited)
Cash flows from operating activities:
Net loss	$(444,030)	$(1,350,758)	$(1,267,534)	$(1,367,420)
Reconciliation of net loss to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	88,343	172,403	332,319	524,537
Abandonment of unproved properties	74,120	47,563	253,142	73,729
Impairment of long lived assets	206,728	1,326,762	208,463	1,337,996
(Gain) loss on sale of property and equipment	(122)	1,750	(122)	1,431
Gain on sale of assets of unconsolidated subsidiary	—	—	—	(1,010)
Gain on repurchase of 2026 Senior Notes	—	—	—	(10,486)
Amortization of debt issuance costs	340	1,683	3,685	5,482
Non-cash lease expenses	1,175	3,407	11,724	11,146
Non-cash reorganization items, net	(2,762)	—	10,636	—
Contract asset	—	2,525	12,317	24,700
(Gain) loss on commodity derivatives	19,073	94,339	(164,968)	37,107
Settlements on commodity derivatives	12,808	(1,068)	89,800	(678)
Premiums paid on commodity derivatives	—	—	—	(2,852)
Loss on deconsolidation of Elevation Midstream, LLC	—	—	73,139	—
Earnings in unconsolidated subsidiaries	—	—	(480)	(2,285)
Distributions from unconsolidated subsidiary	—	570	—	3,200
Deferred income tax benefit	(2,200)	(110,076)	—	(109,176)
Stock-based compensation	2,049	4,651	6,511	43,954
Changes in current assets and liabilities:
Accounts receivable—trade	36,284	5,026	16,900	3,630
Accounts receivable—oil, natural gas and NGL sales	(9,080)	(29,290)	41,674	(12,996)
Inventory, prepaid expenses and other	9,311	(1,410)	(17,555)	(332)
Accounts payable and accrued liabilities	24,560	716	87,228	(5,753)
Accrued damages for rejected and settled contracts	88,041	—	582,439	—
Revenue payable	6,839	14,125	(147)	(7,598)
Production taxes payable	12,680	28,746	(3,631)	40,957
Accrued interest payable	(4,677)	3,353	11,743	(1,624)
Asset retirement expenditures	(2,558)	(13,621)	(21,308)	(27,702)
Net cash provided by operating activities	116,922	201,396	265,975	557,957
Cash flows from investing activities:
Oil and gas property additions	(31,602)	(109,666)	(249,984)	(635,853)
Sale of property and equipment	3,273	14,323	14,420	56,305
Gathering systems and facilities additions, net of cost reimbursements	—	(33,333)	4,193	(202,513)
Other property and equipment additions	(123)	(6,515)	(3,697)	(39,090)
Investment in unconsolidated subsidiaries	—	(7,525)	(10,033)	(30,012)
Distributions from unconsolidated subsidiary, return of capital	—	(569)	—	—
Sale of assets of unconsolidated subsidiary	—	—	—	1,010
Net cash used in investing activities	(28,452)	(143,285)	(245,101)	(850,153)
Cash flows from financing activities:
Borrowings under Prior Credit Facility	—	90,000	200,500	465,000
Repayments under Prior Credit Facility	—	(170,000)	(70,000)	(280,000)
Borrowings under DIP Credit Facility	—	—	35,000	—
Repayments under DIP Credit Facility	(3,273)	—	(3,273)	—
Repurchase of 2026 Senior Notes	—	—	—	(39,325)
Repurchase of common stock	—	—	—	(137,743)
Payment of employee payroll withholding taxes	—	(687)	(120)	(1,851)
Debt issuance costs and other financing fees	(472)	(49)	(1,745)	(2,104)
Dividends on Series A Preferred Stock	—	(2,721)	—	(10,885)
Proceeds from issuance of Preferred Units	—	—	—	99,000
Preferred Unit issuance costs	—	—	—	(2,500)
Net cash (used in) provided by financing activities	(3,745)	(83,457)	160,362	89,592
Effect of deconsolidation of Elevation Midstream, LLC	—	—	(7,728)	—
Increase (decrease) in cash, cash equivalents and restricted cash	84,725	(25,346)	173,508	(202,604)
Cash, cash equivalents and restricted cash at beginning of period	121,165	57,728	32,382	234,986
Cash, cash equivalents and restricted cash at end of the period	$205,890	$32,382	$205,890	$32,382
Supplemental cash flow information:
Property and equipment included in accounts payable and accrued liabilities	$14,878	$118,152	$14,878	$118,152
Cash paid for interest	$12,844	$21,206	$47,032	$93,084
Cash paid for reorganization items	$23,902	$—	$34,356	$—
Preferred Units commitment fees and dividends paid-in-kind	$—	$6,143	$6,160	$19,992
Series A Preferred Stock dividends paid-in-kind	$—	$4,632	$8,749	$4,632
Accretion of beneficial conversion feature of Series A Preferred Stock	$1,914	$1,725	$7,366	$6,640
Derivative unwinds decreasing Prior Credit Facility	$—	$—	$96,065	$—
Draw on letter of credit increasing Prior Credit Facility	$—	$—	$24,311	$—

Non-GAAP Financial Measures
Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are not measures of net income (loss) as determined by United States generally accepted accounting principles (GAAP). Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income (loss) adjusted for certain cash and non-cash items, including depletion, depreciation, amortization and accretion (DD&A), impairment of long lived assets, non-recurring charges in other operating expenses, exploration and abandonment expenses, (gain) loss on sale of property and equipment, commodity derivatives gain (loss), settlements on commodity derivative instruments, premiums paid for derivatives that settled during the period, stock-based compensation expense, amortization of debt issuance costs, interest expense, gain on repurchase of senior notes, income tax benefit, loss on deconsolidation of Elevation Midstream, LLC and reorganization items, net. We define Adjusted EBITDAX, Unhedged as Adjusted EBITDAX adjusted for settlements on commodity derivative instruments and premiums paid for derivatives that settled during the period.

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF ADJUSTED EBITDAX AND ADJUSTED EBITDAX, UNHEDGED
(In thousands)
(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Reconciliation of Net Loss to Adjusted EBITDAX:
Net Loss	$(444,030)	$(1,350,758)	$(1,267,534)	$(1,367,420)
Add back:
Depletion, depreciation, amortization and accretion	88,343	172,403	332,319	524,537
Impairment of long lived assets	206,728	1,326,762	208,463	1,337,996
Other operating expenses	4,065	—	79,615	—
Exploration and abandonment expenses	74,030	56,069	258,932	88,794
(Gain) loss on sale of property and equipment	(122)	1,750	(122)	421
Commodity derivatives gain (loss)	19,073	76,490	(164,968)	37,107
Settlements on commodity derivative instruments	8,052	2,641	188,822	(5,790)
Premiums paid for derivatives that settled during the period	—	981	—	(18,929)
Stock-based compensation expense	2,049	4,651	6,511	43,954
Amortization of debt issuance costs	340	1,683	3,685	5,482
Interest expense	7,744	22,759	53,458	84,236
Gain on repurchase of 2026 Senior Notes	—	—	—	(10,486)
Income tax benefit	(2,200)	(110,076)	—	(109,176)
Loss on deconsolidation of Elevation Midstream, LLC	—	—	73,139	—
Reorganization items, net	148,863	—	676,855	—
Adjusted EBITDAX	$112,935	$205,355	$449,175	$610,726
Deduct:
Settlements on commodity derivative instruments	8,052	2,641	188,822	(5,790)
Premiums paid for derivatives that settled during the period	—	981	—	(18,929)
Adjusted EBITDAX, Unhedged	$104,883	$201,733	$260,353	$635,445

Management believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX and Adjusted EBITDAX, Unhedged because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX and Adjusted EBITDAX, Unhedged should not be considered as alternatives to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged. Our computations of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are widely followed measures of operating performance. A reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and net income (loss) for the three months and years ended December 31, 2020 and 2019 is provided in the table above. Additionally, our management team believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful to an investor in evaluating our financial performance because these measures (i) are widely used by investors in the oil and natural gas industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, among other factors; (ii) help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and (iii) are used by our management team for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting.

Free Cash Flow
The following tables present a reconciliation of Discretionary Cash Flow and Adjusted Cash Flow used in Investing and Free Cash Flow to the GAAP financial measure of net cash provided by operating activities and net cash used in investing for each of the periods indicated.

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF FREE CASH FLOW
(In thousands)
(Unaudited)

	For the Three Months Ended			For the Year Ended
	December 31, 2020			December 31, 2020
	Upstream	Midstream	Consolidated	Upstream	Midstream	Consolidated
Cash Flow from Operating Activities
Net cash provided by operating activities	$116,922	$—	$116,922	$263,095	$2,880	$265,975
Changes in current assets and liabilities	(161,402)	—	(161,402)	(695,436)	(1,907)	(697,343)
Discretionary cash flows	(44,480)	—	(44,480)	(432,341)	973	(431,368)

Cash Flow from Investing Activities
Net cash used in investing activities	(28,452)	—	(28,452)	(239,261)	(5,840)	(245,101)
Change in accounts payable and accrued liabilities related to capital expenditures	24,020	—	24,020	74,247	2,210	76,457
Adjusted cash flow used in investing	(4,432)	—	(4,432)	(165,014)	(3,630)	(168,644)

Other non-recurring adjustments (1)	126	—	126	1,729	—	1,729
Other non-recurring adjustments (2)	88,041	—	88,041	582,439	—	582,439
Free Cash Flow	$39,255	$—	$39,255	$(13,187)	$(2,657)	$(15,844)

	For the Three Months Ended			For the Year Ended
	December 31, 2019			December 31, 2019
	Upstream	Midstream	Consolidated	Upstream	Midstream	Consolidated
Cash Flow from Operating Activities
Net cash provided by operating activities	$199,097	$2,299	$201,396	$554,171	$3,786	$557,957
Changes in current assets and liabilities	(9,807)	2,162	(7,645)	10,589	829	11,418
Discretionary cash flows	189,290	4,461	193,751	564,760	4,615	569,375

Cash Flow from Investing Activities
Net cash used in investing activities	(101,787)	(41,498)	(143,285)	(623,506)	(226,647)	(850,153)
Change in accounts payable and accrued liabilities related to capital expenditures	16,626	23,400	40,026	23,372	428	23,800
Adjusted cash flow used in investing	(85,161)	(18,098)	(103,259)	(600,134)	(226,219)	(826,353)

Other non-recurring adjustments (1)	6,647	—	6,647	16,496	—	16,496

Free Cash Flow	$110,776	$(13,637)	$97,139	$(18,878)	$(221,604)	$(240,482)

(1) Amount incurred for the construction of our field office that is included in other property and equipment in Extraction's consolidated statements of cash flows.
(2) Accrued damages for rejected and settled contracts within changes in current assets and liabilities on the consolidated statements of cash flows.

Our Free Cash Flow is not a measure of net income (loss) as determined by GAAP. We define Free Cash Flow as Discretionary Cash Flow (non-GAAP) less Adjusted Cash Flow used in Investing (non-GAAP) adjusted for Other Non-Recurring Adjustments (non-GAAP). Discretionary Cash Flow is defined as net cash provided by operating activities (GAAP) less changes in working capital (current assets and liabilities). Adjusted Cash Flow used in Investing is defined as cash flow used in investing activities (GAAP) adjusted for changes in accounts payable and accrued liabilities related to capital expenditures.

Free Cash Flow is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Free Cash Flow can provide additional transparency into the drivers of trends in our operating cash flows, such as production, realized sales prices and operating costs, as it disregards the timing of settlement of operating assets and liabilities. We believe Free Cash Flow provides additional information that may be useful in an analysis of our ability to generate cash to fund exploration and development activities, construct and support of midstream assets, and to return capital to stockholders.
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